UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ X ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

Invesco QQQ TrustSM, Series 1

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

Attention Invesco QQQ ETF Shareholders: Vote to lower your fees! Invesco is proposing to modernize the QQQ ETF by reclassifying it from its current trust structure to an open-ended ETF What does this mean for you? Lower fees: Enjoy a reduced expense ratio, putting more of your investment to work. No change to value: Your shares will continue to reflect the full net asset value (NAV). No tax impact: This change will not trigger any tax consequences or hidden costs. Same great access: Continue to benefit from exposure to the Nasdaq-100 companies that drive QQQ’s performance. Make your voice heard — scan to place your vote! Voting instructions can be found on the enclosed letter, or by following the link above. Invesco Distributors, Inc. QQQPROXML-INS-1-E 08-25.Proof 3.indd 1 8/19/25 11:48 AM

invesco.com QQQPROXML-INS-1-E 08/25 Invesco Distributors, Inc.QQQPROXML-INS-1-E 08-25.Proof 3.indd 2 8/19/25 11:48 AM

Invesco QQQ ETF reclassiﬁcation: Proxy vote information What’s happening? Invesco is proposing to modernize the QQQ ETF by reclassifying it from its current trust structure to an open-ended ETF. Shareholders of record as of August 15, 2025, will be invited to vote on this proposal via a proxy solicitation. What does this mean for shareholders? Lower expense ratio: The QQQ expense ratio will decrease from 0.20% to 0.18%. Enhanced reporting and oversight: Enjoy greater transparency with semi-annual reports, Board oversight, and summary prospectuses. No tax impact: The reclassification will not result in any tax consequences for shareholders. What’s not changing? Investment objective: QQQ will continue to track the Nasdaq-100® Index. Management team: The same managers and operational team will remain in place. Are you a QQQ shareholder? Cast your vote before the October 24, 2025 deadline.

Vote Now Related documents and information Proxy Statement Annual Report Prospectus | Terms of Use | Privacy | Cookie notice | Legal | Manage cookies Questions about Invesco QQQ ETF? If you have general questions about Invesco QQQ or ETFs, we are here to help. Call 1-800-983-0903 Invesco Distributors, Inc., ETF distributor, and Invesco Capital Management LLC, ETF sponsor, do not provide financial advisory services or tax advice. Investors should consult a financial professional before making any investment decisions. Investors should also consult their own tax professionals for information regarding their own tax situations. This content is for informational purposes only and should not be construed as legal, tax, investment, financial, or other advice; nor should it be construed as a solicitation, recommendation, endorsement, or offer for any investment strategy or product for a particular investor. Not a Deposit | Not FDIC Insured | Not Guaranteed by the Bank | May Lose Value | Not Insured by any Federal Government Agency There are risks involved with investing in ETFs, including possible loss of money. Shares are not actively managed and are subject to risks similar to those of stocks, including those regarding short selling and margin maintenance requirements. Ordinary brokerage commissions apply. The Fund’s return may not match the return of the Underlying Index. The Fund is subject to certain other risks. Please see the current prospectus for more information regarding the risk associated with an investment in the Fund. Investments focused in a particular sector, such as technology, are subject to greater risk, and are more greatly impacted by market volatility, than more diversified investments. QQQ Top 10 Holdings. Holdings are subject to change and are not buy/sell recommendations.

The Nasdaq-100® Index comprises the 100 largest non-financial companies traded on the Nasdaq. An investor cannot invest directly in an index. Diversification does not guarantee a profit or eliminate the risk of loss. Transparency: Most ETFs disclose their holdings daily. Low cost: Since ordinary brokerage commissions apply for each ETF buy and sell transaction, frequent trading activity may increase the cost of ETFs. Shares are not individually redeemable and owners of the Shares may acquire those Shares from the Funds and tender those shares for redemption to the Funds in Creation Unit aggregations only, typically consisting of 50,000 Shares. The sponsor of the Invesco QQQ TrustSM, a unit of investment trust, is Invesco Capital Management LLC (Invesco). NASDAQ, Nasdaq-100 Index, Nasdaq-100 Index Tracking Stock and QQQ are trade/service marks of The Nasdaq Stock Market, Inc. and have been licensed for use by Invesco, QQQ’s sponsor. NASDAQ makes no representation regarding the advisability of investing in QQQ and makes no warranty and bears no liability with respect to QQQ, the Nasdaq-100 Index, its use or any data included therein. ©2025 Invesco Ltd. All rights reserved STAY CONNECTED

QQQ ETF: What to know about proxy vote and reclassification Learn more

A proxy vote is underway for the Invesco QQQ ETF. Shareholders are encouraged to review the proxy materials for important details and vote. Proposed changes to the fund’s classification may impact its structure, expenses, and governance. Click here to learn more. About QQQ Performance Insights & Education About Invesco Power your portfolio with innovation Invesco QQQ ETF Invest in QQQ

Language: English POWERED BY Broadridge Make your proxy vote count today. Enter ProxyVote.com below with your control number or sign in. Vote without signing in Enter your control number: Forgot your Control Number? Sign in or Create an Account Get Started Sign In To Your Account Your email address Your password Forgot your password? Sign In Create an Account What is a proxy vote? ? Protected by reCAPTCHA and Google’s Privacy and Terms. © 2025 Broad ridge Financial Solutions, Inc. Proxy Vote and Broad ridge are registered trademarks of Broadridge Financial Solutions, Inc. CUSIP is a registered trademark of the American Bankers Association. All other trademarks belong to their respective owners. Accessibility Statement Privacy Statement Terms of Use & linking Policy

INVESCO QQQ TRUSTSM, SERIES I (“QQQ”)

Subject: Proxy vote: Requesting your help

Dear [Client Name],

I’m reaching out on an important matter regarding your ownership of Invesco QQQ TrustSM, Series I (“QQQ”).

As a shareholder or record, you are being asked to vote approve certain matters that will help modernize QQQ and improve its operation. Among other benefits, these changes, if approved, will reduce QQQ’s expense ratio from 0.20% to 0.18%.

To effectuate the changes, you are being asked to elect 9 Trustees to serve on a newly established Board of Trustees of QQQ and to approve an investment advisory agreement between QQQ and Invesco Capital Management LLC (“Invesco”).

In addition, and most importantly, all shareholders are being asked to approve changes to QQQ’s organizational documents that will result in QQQ being reclassified under the Investment Company Act of 1940 from a “unit investment trust” to an open-end fund (which is how the vast majority of ETFs operate).

INVESCO RECOMMENDS YOU VOTE “FOR” ALL THE PROPOSALS

You will be contacted to vote on these proposals. Information about the proposals are set forth in QQQ’s proxy statement, available at https://proxyvotinginfo.com/p/qqq. Please review the proxy statement and participate by voting your shares today!

Here are convenient ways to vote:

•	By internet, touch-tone telephone or mail using the instructions listed on your voting form
•	Log on to www.proxyvote.com and enter the control number found on your voting form
•	You may be able to vote with a live agent by calling Invesco’s proxy solicitor, Sodali Fund Solutions at 800-886-4839

If you have questions, please call Sodali Fund Solutions at 800-886-4839

Hours: Monday - Friday 10:00 a.m.–11:00 p.m., Saturday 12:00 pm to 5:00 pm ET

Once your client votes, calls and mailings will stop.

Thank you in advance for your help. Please feel free to contact me with any questions.

For additional information, please visit https://proxyvotinginfo.com/p/qqq.

Best,

[FA signature]

INVESCO QQQ TRUSTSM, SERIES I (“QQQ”)

Subject: Proxy vote: Requesting your help

Dear [FA Name],

Your client, as a shareholder of record, is being asked to vote to approve certain matters that will help modernize QQQ and improve its operation. Among other benefits, these changes, if approved, will reduce QQQ’s expense ratio from 0.20% to 0.18%.

To effectuate the changes, shareholders of record will be asked to elect 9 Trustees to serve on a newly established Board of Trustees of QQQ and to approve an investment advisory agreement between QQQ and Invesco Capital Management LLC (“Invesco”).

In addition, and most importantly, all shareholders are being asked to approve changes to QQQ’s organizational documents that will result in QQQ being reclassified under the Investment Company Act of 1940 from a “unit investment trust” to an open-end fund (which is how the vast majority of ETFs operate).

Your clients who own shares of QQQ will be contacted to vote on these proposals by email or in the mail and in some cases by telephone.

We kindly request your assistance in encouraging your clients to vote their shares. Here is the sequence of events and how your clients can vote:

•	Proxy voting forms will be mailed or emailed to shareholders on or about August 25
•	Outbound calls to shareholders who have not voted will begin September 2
•	Your clients can vote using any of the convenient methods listed on their voting form
•	If they reach out to you, you can ask them to log on to vote their shares
•	Clients can give voting authority to you and allow you to vote on their behalf
•	Clients may vote by phone with you by conferencing in our proxy solicitor, Sodali Fund Solutions, at 800-886-4839
•	If you or your clients have questions, please call Sodali Fund Solutions at 800-886-4839
○	Monday - Friday 10:00 a.m.–11:00 p.m., Saturday 12:00 pm to 5:00 pm ET

Once your client votes, calls and mailings will stop.

Thank you in advance for your help. Please feel free to contact me with any questions.

For additional information, please visit https://proxyvotinginfo.com/p/qqq.

Best,

[Signature]

QUESTIONS & ANSWERS:

Invesco QQQ TrustSM, Series 1 (the “Trust”)

We encourage you to read the proxy statement in full; however, the following represent some typical questions that shareholders may have regarding the proxy statement.

HOW DO I VOTE?

Voting may take place in the following ways:

•

You may vote your shares on the voting website listed on your proxy card and/or voting instruction card. You will need the control number from your proxy card and/or voting instruction card to vote on the Internet. Because Internet voting is the most economical way to vote your proxy, we encourage all shareholders to use this method.

•

You may call in your vote to a 24-hour automated system or a live proxy representative by calling the phone number(s) listed on your proxy card and/or voting instruction card. You will need the control number from your proxy card and/or voting instruction card to vote by telephone.

•	You may indicate your vote on the proxy card and/or voting instruction card and return it in the postage-paid envelope mailed to you with your proxy statement.

•	If you do attend the meeting, you may vote your shares in person. Please notify us by calling 1-800-952-3502 if you plan to attend the meeting.

WHAT ARE THE PROPOSALS BEING PRESENTED AT THE SHAREHOLDER MEETING AND WHAT AM I BEING ASKED TO VOTE ON?

You are being asked to approve three proposals. The proposals are:

•

Proposal 1: To approve amendments to the Trust’s Trust Indenture and Agreement and Standard Terms and Conditions of Trust (the “Governing Instruments”) that are intended to change the Trust’s classification under the Investment Company Act of 1940, as amended, from a unit investment trust to an open-end management investment company.

•

Proposal 2: To approve the election of nine (9) trustees to serve on the Board of Trustees of the Trust following the amendment of the Governing Instruments (Proposal 1) replacing the existing Trustee (a bank) with a slate of individual trustees.

•	Proposal 3: To approve an investment advisory agreement between the Trust and Invesco Capital Management LLC (“Invesco” or the “Sponsor”).

The proposed changes will only take effect if all three proposals are approved by the Trust’s shareholders.

HOW DOES INVESCO RECOMMEND THAT I VOTE?

Invesco recommends that you vote FOR all three of the proposals.

WHY SHOULD I VOTE?

Every vote is important – this means your vote too. If shareholders fail to vote their proxies, the Trust may not receive enough votes to go forward with the October 24, 2025 shareholder meeting. If this happens, additional solicitations may have to be made to obtain a quorum, or proxies may have to be resent to shareholders.

WHO HAVE WE CONTRACTED FOR THE SERVICES OF A PROXY SOLICITOR?

We have hired Sodali & Co. Fund Solutions as the Trust’s proxy solicitor. If we do not receive your vote after a reasonable amount of time, you may receive a telephone call and other solicitations from them reminding you to vote your shares.

WILL MY VOTE BE CONFIDENTIAL USING THE ONLINE PROXY VOTING SYSTEM?

The Web proxy voting system offered by www.proxyvote.com maintains security features designed to protect the confidentiality of your vote. These security features include:

•	HTTP Secure (HTTPS) – A security measure that encrypts all information that travels between the www.proxyvote.com Web server and a shareholder’s computer.

•	Control Number – Each shareholder is required to enter his or her control number. www.proxyvote.com verifies the number and presents the shareholder with the proxy card.

•	Firewall – To protect the confidentiality of your account records, www.proxyvote.com uses only control numbers to register votes.

HOW DO I SIGN THE PROXY CARD AND/OR VOTING INSTRUCTION CARD?

The following general rules for signing proxy cards and/or voting instruction cards could help you avoid the time and expense involved in validating your vote if you fail to sign your proxy card and/or voting instruction card properly.

Individual and Joint Accounts: Shareholders and joint owners should sign exactly as their name appears in the account registration shown on the proxy card and/or voting instruction card. If shares are held jointly, one or more owners should sign personally.

All Other Accounts: The capacity of the individual signing the proxy card and/or voting instruction card (for example, “trustee”) should be indicated, along with the individual’s signature and full title. If a corporation, limited liability company, or partnership is signing the proxy card and/or voting instruction card, please sign the full entity name and indicate the signer’s position with the entity.

WHAT IS THE DEADLINE FOR VOTING?

All votes must be received before or at the shareholder meeting, which will be held on October 24, 2025 at 11:00 a.m. Central Time.

As a general matter, a vote submitted by mail must generally be sent 10 days in advance of the meeting to be received and processed, while a vote submitted via phone or the Internet must generally be submitted by 12 a.m. Eastern Time the day before the meeting to be deemed received.

To ensure we receive your vote in time, we urge you to mail your proxy card or record your voting instructions by telephone or via the Internet today.

WHERE CAN I FIND MORE INFORMATION CONCERNING THE PROPOSALS?

Further details about the proposals are available in the proxy statement or by visiting https://proxyvotinginfo.com/p/qqq.

Outbound Call Script May I please speak with (SHAREHOLDER’S FULL NAME)? (Repeat the greeting if necessary) I am calling on a recorded line regarding your current investment in the Invesco QQQ Trust, otherwise known as “QQQ.” Materials were sent to you for the upcoming Special Meeting of Shareholders scheduled for October 24th, 2025. We have not yet received your vote. Invesco Capital Management, the sponsor of QQQ, recommends a vote IN FAVOR of the proposals. Would you like to vote along with their recommendation? (Pause for response) If YES: If we identify any additional accounts before the meeting, would you like to vote them the same way as today? (Proceed to confirming the vote) If NO or the shareholder hasn’t received the info: Invesco Capital Management is recommending a vote in favor of all three proposals because they believe the changes will modernize QQQ’s structure, enhance operational efficiency, and reduce shareholder costs. By converting QQQ from a Unit Investment Trust (UIT) to an Open-End Fund, shareholders will benefit from increased regulatory certainty, expanded investment flexibility, and access to practices such as securities lending and dividend reinvestment that can improve returns. Most importantly, the conversion will lower QQQ’s total expense ratio from 0.20% to 0.18%, resulting in an estimated annual savings of over $70 million for shareholders. Invesco believes these changes are in the best interests of QQQ and its investors. Would you like to vote along with their recommendation? (Pause for response and address any questions) If the shareholder still chooses not to vote: I understand. Thank you and have a good day. If the shareholder is unavailable: We can be reached toll-free at 800-886-4839 Monday to Friday, 10:00 AM to 11:00 PM Eastern. Thank you and have a good day. Confirming the vote: I am recording your vote (recap voting instructions). For confirmation, please state your full name. (Pause) According to our records, you reside in (city, state, zip). (Pause) Page 1 | 2

To confirm your address for the letter, please state your street address. (Pause) Thank you. You will receive written confirmation in 3 to 5 business days. Please review and retain it. If you have questions, call the toll-free number in the letter. Your vote is important and appreciated. Have a good (morning/afternoon/evening). Page 2 | 2

Invesco QQQ Trust, Series I INBOUND SCRIPT Inbound – Closed Recording Thank you for calling the Invesco QQQ Trust proxy voting line. Our offices are now closed. Please call us back during our normal business hours, which are Monday through Friday, 10:00 a.m. to 11:00 p.m. Eastern time. Thank you and have a nice day. Inbound – Call in Queue Message Thank you for calling the Invesco QQQ Trust proxy voting line. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received. End of Campaign Message Thank you for calling the Invesco QQQ Trust proxy voting line. The Special Meeting of Shareholders scheduled for October 24, 2025, has concluded. As a result, this toll-free number is no longer in service for proxy related shareholder calls. If you have questions about your investment in Invesco QQQ Trust please contact your Financial Advisor.

Invesco QQQ – Voicemail Script Hello, We have been asked to contact you about your current investment in the Invesco QQQ Trust. Please contact us as soon as possible at 800-886-4839 to cast your vote for the Special Meeting of Shareholders scheduled for October 24th, 2025. Thank you.

Thank you for calling Invesco.

If you have questions regarding the Special Meeting of Shareholders for the Invesco Dynamic Credit Opportunity Fund taking place on September 24, 2025 in Houston, Texas, Press 1.

If you have questions regarding the Special Meeting of Shareholders for the Invesco QQQ Trust, Series 1, taking place on October 24, 2025 in Downers Grove, Illinois, Press 2.

If you plan to attend the Special Meeting of Shareholders of Invesco Dynamic Credit Opportunity Fund, Press 3.

If you plan to attend the Special Meeting of Shareholders of Invesco QQQ Trust, Series 1, Press 4.

OPTION 1	You are now being routed to the Client Services phone queue. [Internal note, they will be routed to ext. 5200]

OPTION 2	You are now being routed to the Client Services phone queue. [Internal note, they will be routed to ext. 5200]

OPTION 3

Thank you for planning to attend the upcoming Special Meeting of Shareholders of Invesco Dynamic Credit Opportunity Fund, which is currently scheduled for 1:00 p.m. Central Daylight Time on September 24, 2025.

Please press 1 then state your full name and the number of persons that will be attending the meeting.

OPTION 4	Thank you for planning to attend the upcoming Special Meeting of Shareholders of Invesco QQQ Trust, Series 1, which is currently scheduled for 11:00 a.m. Central Daylight Time on October 24, 2025.

Please press 1 then state your full name and the number of persons that will be attending the meeting.

[Client]: hope you are doing well.

You may have seen that on 7/17/25, QQQ filed a preliminary proxy statement proposing certain changes to the structure and operation of QQQ. Such changes, if approved by QQQ shareholders, would reduce the cost of QQQ and have it be reclassified from a unit investment trust to an open-end ETF. That proxy statement has since become definitive (with a second filing on 8/18/25), meaning that the process of soliciting proxies to get the vote needed to approve the proposals is about to begin.

We recognize that proxy voting can be a cumbersome experience for investors. We want to work closely with you and the proxy solicitor that will be working to acquire the needed vote to provide ample resources and transparency to financial advisors and investors during this process.

•	Proxy voting will commence next week and take place in the coming months, supported by an industry-standard, third-party proxy-voting solicitor, Sodali Fund Solutions.

•	During the proxy voting period, our goal is to be a resource to you with information on the QQQ proxy voting process, with prioritization of your questions and feedback.

As such, this email summarizes the following:

•	Recap of the proxy statement and QQQ proposals proposed therein.

•	Overview of key proxy dates.

•	Proxy voting solicitor information and outreach plans.

•	Resources available to you to inform your teams and financial advisors.

•	Recap of Invesco’s outreach to your financial advisors.

•	Sodali QQQ proxy microsite with proxy voting instructions, proxy statement, example proxy mailings.

•	Q&A readiness ideas for platforms and where Invesco stands ready to help you.

Recap of proxy statement and QQQ changes proposed

•	If approved,
o	QQQ’s legal structure would change from a Unit Investment Trust (UIT) to an Open-End Fund under the 1940 Act, consistent with the structure of the vast majority of other current ETFs.
o	QQQ’s TER would decrease from 0.20% to 0.18%.
o

QQQ would still operate as an ETF, track the Nasdaq-100 Index®, and function in the same way it has in its 25-year plus history. Performance history, the process of buying/selling shares of QQQ, and investment exposures and investment risks would be unchanged. This is neither a special rebalance nor taxable event.

•	Please note, no changes to QQQ will occur until/unless QQQ shareholder vote is achieved. QQQ structure and TER remain unchanged until potential shareholder approval.

Proxy informational resources attached

•	Proxy process InFocus: reviews key proxy dates, solicitor information and outreach plans, recap of Invesco’s outreach to your financial advisors.

QQQ proxy microsite

•	Sodali-run site with comprehensive proxy information: https://proxyvotinginfo.com/p/qqq.
o	Proxy statement, proxy mailing examples, voting instructions, and more summarized here.

Ideas for support and awareness within your firm

•	Posting InFocus proxy process overview to:
o	Intranet site, FA informational newsletters.
o	Client portals and FA dashboard e-notices.

•	Email notification of InFocus to internal consultant teams and any other FA and investor facing desks who may take calls. Invesco available for calls and teach-ins here.

•	Email notification of InFocus to corporate actions and back-office operations teams. Invesco is working with you to identify if this is necessary.

•	Email blast notification from your home office to all of your QQQ holding FAs.

•	If allowed per your policy, inform FAs they are allowed to vote on behalf of discretionary clients.

Additional resources attached

•	Financial Advisor letter:
o	To extent FA level information on QQQ positions is available to Invesco, we are proactively notifying FAs of proxy for awareness and education on process.
o	FYI: the letter attached will be shared with FAs.

•	Client letter:
o	Invesco neither has nor distributes individual ETF shareholder information. As such, Invesco distribution is not contacting individual shareholders directly.
o	We have provided a letter FAs can use with their investor clients, however. As FYI, that letter is linked in the Financial Advisor Letter attached.

Thank you and please let me know if you’d like a call to further discuss.

[Invesco signature]

For Home Office Use Only- Not For Use With The Public.

Invesco Distributors, Inc.